Exhibit 10.3

                       MANUFACTURING SUB-LICENSE AGREEMENT
  (On Using the Registered Trademarks of Pabst Blue Ribbon for Beer Production)

THIS SUB-LICENSE AGREEMENT dated the __ day of ____________ 2003

                                    BETWEEN:

              INNO UP LIMITED, A BRITISH VIRGIN ISLANDS CORPORATION

                                having offices at
                     23/F., Hang Seng Causeway Bay Building
                         28 Yee Wo Street, Causeway Bay
                                    Hong Kong

(hereinafter referred to as "Sub-Licensor")

AND

  ZHAOQING BLUE RIBBON BREWERY HIGH WORTH LIMITED, A COMPANY INCORPORATED IN THE
                           PEOPLE'S REPUBLIC OF CHINA

                                having offices at
                                 Duanzhou Ba Lu
                           Zhaoqing, Guangdong 526020
                           People's Republic of China

(hereinafter referred to as "Sub-Licensee")

                              ARTICLE 1.  RECITALS

     1.1 Sub-Licensor has been granted the sole, exclusive, irrevocable right and license to produce, market and distribute the Beverage in the Territory from the Sub-Licensor's breweries located in the Territory, and to enter into manufacturing sublicense agreements and/or marketing and distribution agreements with other entities to produce and/or distribute the Beverage in any part of or all of the Territory, under the Trademarks and using the Know-how and Trade Secret but always subject to the terms of the Manufacturing License Agreement signed between Pabst Brewing Company (hereinafter referred to as "License Holder") and Sub-Licensor dated September 5, 2003;


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     1.2  Sub-Licensor has been granted the right to use the registered the trademarks "PABST BLUE RIBBON", "B and HOPLEAF Design", "COMBINATION OF PABST (in Chinese characters) BLUE RIBBON and Design & HOP LEAF Design" and "PABST BLUE RIBBON and Design" under registration numbers 559292, 559293, 559294 and 596190 in the Trade-marks Office in the People's Republic of China in association with said Beverage; and

     1.3 Sub-Licensor has also been granted by License Holder the right to use the Trade Secret essential to the production of said Beverage and valuable information and Know-how of importance to the production of said Beverage;

     1.4 The market and valuable reputation of said Beverage and goodwill for said Trademarks has been established in the Territory;

     1.5 Sub-Licensor and Sub-Licensee wish to enter into this Manufacturing Sub-License Agreement (hereinafter referred to as the "Sub-License Agreement") in order to facilitate the manufacturing and production of said Beverage in the Territory.

          NOW THEREFORE THIS SUB-LICENSE AGREEMENT WITNESSETH that in consideration of the promises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

                             ARTICLE 2.  DEFINITIONS

          When used herein (or in any schedules or amendments hereto), the following terms shall have the following meanings, respectively:

     2.1 "SUB-LICENSE AGREEMENT" means this manufacturing sub-license agreement, the recitals set forth in the preamble and all schedules and amendments hereto, and "herein", "hereunder" or "hereof" means all and every part of this Sub-License Agreement, unless the context clearly indicates otherwise.

     2.2 "BEVERAGE" means PABST BLUE RIBBON BEER, PABST GENUINE DRAFT BEER and PABST ICE BEER and any other beverage that is an extension thereof or is reasonably related to the trade name or trade dress of the Trademarks brewed from barley malt and hops and other grains according to a secret process originated, owned and possessed by License Holder.

     2.3  "EFFECTIVE DATE" means November 7, 2003.

     2.4 "MINIMUM GUARANTEED ANNUAL TONNAGE (MGAT)" shall mean the total amount of production of Beverage using the Trademarks, as specified in Section 10.1
(1), required to be produced and shipped each Yearly Period.

     2.5 "MINIMUM GUARANTEED ANNUAL ROYALTY PAYMENT (MGARP)" shall mean the aggregated annual minimum royalty payment required to be paid by Sub-Licensee to License Holder or Sub-Licensor each Yearly Period, as set forth in Section 10.1
(2).

     2.6 "KNOW-HOW" means the confidential internal industrial experience of License Holder gained in the production and bottling of said Beverage and includes, without limitation, the recipes, parameters required for optimal working conditions of said secret process, information as to the types and brands of essential or preferred raw materials, and information on


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essential or preferred equipment for carrying out said secret process; any extensions and/or renewals thereof and any marks and logos.

     2.7 "CONTRACTUAL TERM" means each ten year term under this Sub-License Agreement.

     2.8 "TERM OF THIS SUB-LICENSE AGREEMENT" means the period from the Effective Date to the "TERMINATION DATE", which for the purposes hereof shall mean November 6, 2013 (the "FIRST CONTRACTUAL TERM").

     2.9 "TERRITORY" means the People's Republic of China; excluding therefrom Hong Kong.

     2.10 "TRADEMARKS" means the trademarks "PABST BLUE RIBBON", "B and HOP LEAF Design", "COMBINATION OF PABST (in Chinese characters) BLUE RIBBON and Design & HOP LEAF Design" and "PABST BLUE RIBBON and Design" for mineral water registered in the Trade-marks Office in the People's Republic of China, under registration numbers 559292, 559293, 559294 and 596190 and any extensions and renewals thereof and any similar marks or logos.

     2.11 "TRADE SECRET" means the secret process employed for the production and bottling of said Beverage owned and possessed by License Holder.

     2.12 "YEARLY PERIOD" means a twelve month period commencing on the Effective Date of this Agreement.

     2.13 "SUB-LICENSEE", for purposes of calculating royalties and volumes, shall mean Zhaoqing Blue Ribbon Brewery High Worth Limited (including its subsidiary, Hubei Blue Ribbon Brewery High Worth Limited ("Hubei Brewery")) and any and all other breweries permitted and sub-licensed to produce and manufacture the Beverage, provided that there shall be no duplication in calculating the volumes and royalties. Otherwise, "SUB-LICENSEE" shall refer to Zhaoqing Blue Ribbon Brewery High Worth Limited, including Hubei Brewery.

                      ARTICLE 3.  MANUFACTURING SUB-LICENSE

     3.1 Subject to the terms and conditions of this Sub-License Agreement, Sub-Licensor hereby grants to Sub-Licensee, for and during the first Contractual Term of this Sub-License Agreement, the non-exclusive, irrevocable right and license to produce the Beverage in the Territory from Sub-Licensee's breweries located in the Territory, under the Trademarks and using the Know-how and Trade Secret but always subject to the term of this Sub-License Agreement.

     3.2 Sub-Licensee shall produce a quantity of the Beverage in accordance with the monthly indications and instructions given by Blue Ribbon Beer Marketing Company Limited (hereinafter referred to as the "Marketing Company"), a company appointed and authorized by Sub-Licensor for coordination and unification of the sales of the Beverage in the Territory.

     3.3 Subject to the terms of this Sub-License Agreement, Sub-Licensee covenants and agrees that it shall, during the currency of this Sub-License Agreement and any extensions thereof, sell all of the Beverage produced from its breweries located in the Territory to the Marketing Company, subject to settlement prices to be regulated by the Blue Ribbon Beer

Committee (hereinafter referred to as the "Committee"). The details of the composition and functions of the Committee are set forth in Exhibit A.

                        ARTICLE 4.  TECHNICAL ASSISTANCE

     4.1 Sub-Licensor agrees to continually provide to Sub-Licensee, and Sub-Licensee agrees to obtain from Sub-Licensor, the necessary Trade Secret and Know-how as required or recommended in connection with Sub-Licensee's manufacturing of the Beverage at no cost to Sub-Licensee.

     4.2 From time to time, for assurance and maintenance of the quality of the Beverage, Sub-Licensee may request by reasonable notice and Sub-Licensor at its discretion may arrange to provide, the services and personal attendance of one or more of License Holder's experts. Nothing herein shall preclude Sub-Licensor or License Holder from having one of their representatives at all times in personal attendance at Sub-Licensee's various brewing facilities during the term of the Sub-License Agreement.

                            ARTICLE 5.  DISTRIBUTION

     5.1 Sub-Licensee agrees that all of the Beverage produced by its breweries located in the Territory should only be sold to the market through the Marketing Company for the purpose of unifying the sales of the Beverage in the Territory.

     5.2 Sub-Licensee is required to appoint one representative as a committee member to the Committee as organized by the Sub-Licensor in order to coordinate the manufacturing, production and distribution of the Beverage in the Territory, including the determination of ex-factory and market selling prices for the Beverage.

                           ARTICLE 6.  QUALITY CONTROL

     6.1 All Beverages produced, bottled, stored and/or shipped by Sub-Licensee pursuant to this Sub-License Agreement shall be of the same kind, characteristics, and quality as the Beverage produced and sold under said Trademarks by License Holder, and Sub-Licensee shall make use of the technical assistance provided by Sub-Licensor and License Holder under Article 4 hereof. Sub-Licensee shall not deviate in any manner from Sub-Licensor's and License Holder's reasonable directions or otherwise effect any material changes to said Beverage without having obtained Sub-Licensor's and License Holders' prior written consent, upon full written disclosure of all proposed changes by Sub-Licensee, which consent shall not be unreasonably withheld or delayed.

     6.2 Sub-Licensor and License Holder shall have the right to inspect Sub-Licensee's brewing facilities where the Beverage is being brewed in the Territory upon reasonable prior notice to ensure Sub-Licensee has adequate capacity, excellent hygiene and cleanliness, a pure source of adequate clean water and adequate equipment sufficient to meet Sub-Licensee's obligations hereunder and in accordance with the food processing ordinances of the People's Republic of China. Should said facility not meet Sub-Licensor's standards, which standards are to be agreed upon in good faith by Sub-Licensor and Sub-Licensee within thirty (30) days following the execution of this agreement, Sub-Licensor shall instruct Sub-Licensee in writing as to necessary remedial measures and Sub-Licensee shall have sixty (60) days to complete such remedial measures, unless it is clear that the Sub-Licensee, through no fault of its own, will be


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unable to complete such remedial measures within such sixty (60) day period, in which case the Sub-Licensee shall have such additional time as is reasonably required in order to complete same but in no event longer than 180 days following the written notice calling for remedial measures. Further, Sub-Licensor, from time to time, shall have the right upon reasonable prior notice to analyze and inspect brewing activities to ensure quality control and conformity of the Beverage are being maintained.

     6.3 Any acquisition of additional production or bottling facilities at additional locations for the Beverage by Sub-Licensee shall be subject to notice to Sub-Licensor. In particular, Sub-Licensee shall give Sub-Licensor sufficient written notice of any intended acquisition of a production or bottling facility for the Beverage so as to give Sub-Licensor's representatives, experts and designees sufficient time to inspect the premises and facilities and to analyze samples of the newly produced or bottled Beverage prior to any commercial production or bottling.

     6.4 The purpose of the provisions of this Article and of any other provision of this Sub-License Agreement subjecting Sub-Licensee to any control or supervision by Sub-Licensor and/or License Holder is to assure the establishment and maintenance of the quality and intended characteristics of the produced and bottled Beverage for the protection of the general public and License Holder's goodwill in its Trademarks and reputation.

     6.5 (a) On a semiannual basis, Sub-Licensee shall submit all packaging, labels, carton, containers, packing, wrapping and similar materials to be used on or in connection with the Beverage ("Packaging Materials") as soon as reasonably practicable in advance of the use thereof by Sub-Licensee, and, in any case, in order to provide sufficient time for Sub-Licensor or License Holder to complete their review and for Sub-Licensee to implement requested modifications, if any. Sub-Licensee shall submit to Sub-Licensor one production sample of each new line extension of the Beverage prior to the initial production thereof. Production samples shall be submitted together with associated Packaging Materials for such Beverage. Sub-Licensor shall have the right to require Sub-Licensee to make modifications to Packaging Materials to the extent that Sub-Licensor, in the exercise of its reasonable business judgment, concludes that such Packaging Materials may have a material adverse effect on License Holder's goodwill in Trademarks and reputation. Sub-Licensor shall advise Sub-Licensee of the reasons for such disapproval and the actions, if any, which Sub-Licensee may take to obtain Sub-Licensor's approval.

     If Sub-Licensee produces any Beverage that does not meet the quality standards of the Beverage, Sub-Licensor may, together with other remedies available to it, by written notice require production of such Beverage to be immediately suspended. Any modification of the Beverage must be submitted in advance for Sub-Licensor's written approval, which approval shall not be unreasonably withheld.

     (b) Sub-Licensee agrees to make available at no charge to Sub-Licensor, as and when requested by Sub-Licensor, one production sample of the Beverage from time to time for the purpose of comparison with earlier samples or to test for compliance with applicable laws and standards and to permit Sub-Licensor or License Holder upon reasonable request to inspect Sub-Licensee's manufacturing operations and testing records for the Beverage. Sub-Licensor's approval hereunder shall not be construed as Sub-Licensor's agreement that the Beverage complies with applicable laws and standards. Such determination is solely the responsibility of Sub-Licensee.

     (c) The Beverage manufactured by Sub-Licensee must conform in all respects to production samples approved by Sub-Licensor. If in Sub-Licensor's reasonable judgment the quality of the Beverage originally approved has deteriorated in later production runs, or if the Beverage has otherwise been altered, Sub-Licensor may, in addition to other remedies available to it, by written notice to Sub-Licensee, require production of such Beverage to be immediately suspended.

     (d) On every carton, label, can, keg, bottle or other container for said Beverage produced and bottled pursuant to this Sub-License Agreement, Sub-Licensee will use or cause others to use the Trademarks "Pabst", "Blue Ribbon" or "Pabst Blue Ribbon" accompanied by the (R) symbol, as appropriate, or such other notice as reasonably required by Sub-Licensor and such carton, label, can, keg, bottle or other container of said Beverage shall contain the following wording in English or Chinese: "BREWED UNDER LICENSE FROM PABST BREWING COMPANY, USA" or similar labeling that complies with Chinese trademark labeling laws.

     (e) Sub-Licensee shall not alter or modify the Licensed Trademarks in any manner.

     6.6 Sub-Licensor and Sub-Licensee, together with other permitted manufacturers of the Beverage, as well as the Marketing Company, shall meet regularly at mutually acceptable times at a venue mutually convenient to them for Committee meetings, at which time Sub-Licensee, other permitted manufacturers and the Marketing Company, shall provide Sub-Licensor with their reports on (i) consumer acceptance and reaction with respect to the various Beverages manufactured and sold; (ii) current market conditions for sales of the Beverage; (iii) competition and current activity of competitors; (iv) pricing strategy; and (v) any other information which may be reasonably requested by Sub-Licensor related to the manufacturing, advertising, and distribution of the Beverage in the Territory.

     6.7 Sub-Licensee will use its commercially reasonable efforts to produce the Beverage in the Territory during the term of this Sub-License Agreement, including, without limitation, Sub-Licensee shall refrain from any unfair trade practices or other activities detrimental to License Holder's goodwill or reputation. In addition, Sub-Licensee agrees that it will not do any act to contravene Sub-Licensor's rights or take any action which would in any way defeat or diminish the commercial value of the License Holder's Trademarks in the Territory.

     6.8 The submissions required to be made by Sub-Licensee pursuant to the provisions of this Article 6 shall be sent to Sub-Licensor twenty (20) days prior to the anticipated date(s) of commercial production. If Sub-Licensor fails to respond within the five (5) days of receipt of the submitted items, then Sub-Licensee shall give Sub-Licensor an additional five (5) days notice within which to respond. If Sub-Licensor fails to respond then the artwork and other submissions shall be deemed approved.

                             ARTICLE 7.  TRADEMARKS

     7.1 Sub-Licensor represents to Sub-Licensee that Sub-Licensor, as a grantee or licensee, has obtained the right to use the said Trademarks and the said Trademarks, as possessed and registered by License Holder, are valid and enforceable, and Sub-Licensor has the sole right to use them in the Territory. Sub-Licensee covenants to refrain from infringing or diluting said Trademarks, using trademarks that are confusingly similar to the trade dress of Trademarks for the production of other malt beverages or taking any action which would challenge License

Holder's registrations or Sub-Licensor's rights to use said Trademarks in the
Territory.   If Sub-Licensor in its reasonable opinion determines that
Sub-Licensee is engaging in such activity, Sub-Licensor shall instruct Sub-Licensee in writing as to necessary remedial measures and Sub-Licensee shall have thirty (30) days to cease its infringement or dilution of License Holder's Trademarks, Trade Secrets or trade dress. If Sub-Licensee fails to complete such remedial measures within such thirty (30) days Sub-Licensor may terminate this Sub-License Agreement effective upon thirty (30) days written notice.

     7.2 Sub-Licensor represents to Sub-Licensee and Sub-Licensee recognizes that License Holder or its grantees or licensees possess registrations or other
protection of said Trademarks in jurisdictions     other than within the
Territory and that none of such registrations or other trademarks and rights in other jurisdictions are sub-licensed to Sub-Licensee under this Sub-License Agreement or otherwise.

     7.3 Unless terminated earlier under any other provision of this Sub-License Agreement, the sub-license granted to Sub-Licensee herein to use said Trademarks for manufacturing shall terminate upon final expiration of Sub-Licensor's rights in and to said Trademarks in the Territory. Notwithstanding the preceding sentence, Sub-Licensor covenants and agrees that it shall take all reasonable and necessary efforts to preserve its rights in and to the said Trademarks (it being acknowledged and agreed by Sub-Licensor that the sub-license granted to Sub-Licensee hereunder to use the Trademarks is intended to exist for the Term of this Sub-License Agreement, subject to the terms and conditions as stipulated in the Manufacturing License Agreement signed between Sub-Licensor and License Holder), including, without limitation, urging License Holder to preserve the registrations in and to the Trademarks in the Territory if any, including attending to the renewal of the registration of each of said Trademarks in the Trade-marks Offices in China.

     7.4 The Trademarks have been registered by License Holder with the Chinese Trade-marks Office. Sub-Licensee will use its commercially reasonable efforts to refrain from any acts, conduct or omissions which would jeopardize the maintenance of such registrations in full force and effect during the term of this Sub-License Agreement, or so long as protected by applicable law, whichever is shorter.

     7.5 Neither Sub-Licensee, its parent nor any subsidiary or affiliate of Sub-Licensee, will register or attempt in any country to register copyrights in, or to register as a trademark, service mark, design patent or industrial design any of the Trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by License Holder or any affiliate of License Holder or Sub-Licensor. In the event of breach of the foregoing, Sub-Licensee agrees, at Sub-Licensee's expense and at License Holder's or Sub-Licensor's request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered, to License Holder such assignments and other documents as License Holder may require, to transfer to License Holder all rights to the registrations, patents or applications involved.

     7.6 Sub-Licensee agrees that it will not use either the Trademarks, the Know-how, the Trade Secrets, or the trade dress of License Holder or any other material which is owned by License Holder or Sub-Licensor in any way other than as herein authorized. In addition to any other remedies License Holder or Sub-Licensor may have, Sub-Licensee agrees that the profits from any use thereof on products other than the Beverage (unless authorized by Sub-Licensor in writing,) and all profits from the use of any other copyrighted material of License Holder without written authorization, shall be payable to License Holder or Sub-Licensor.


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     7.7  Sub-Licensee agrees not to use any Trademarks or any trademark incorporating all or any part of the Trademarks on any business sign, business cards, stationery, or forms (except as licensed herein in connection with the manufacture of the Beverage) or to use any Trademark or any parts thereof as the name of its business or any division thereof which may in any way dilute License Holder's Trademarks, unless otherwise agreed by License Holder or Sub-Licensor in writing. Sub-Licensee may submit business cards, signs, stationary, or forms for License Holder or Sub-Licensor's review. If License Holder or Sub-Licensor fails to respond within five (5) days of the receipt of these items, Sub-Licensee shall give License Holder or Sub-Licensor an additional five (5) days within which to respond. If License Holder or Sub-Licensor fails to respond within this additional time, the submitted items shall be deemed approved.

                               ARTICLE 8.  SECRECY

     8.1 Sub-Licensor hereby represents and warrants to Sub-Licensee and Sub-Licensee recognizes that License Holder is the owner of the Trade Secret and Know-how, and that said Trade Secret exists and is secret and that said Know-how is valuable and confidential. Sub-Licensee covenants to refrain from, and to use its commercially reasonable efforts to prevent any disclosure of any part or aspect of said Trade Secret and of said Know-how to any other person in any manner which could impair its secrecy and confidentiality, and the commercial value of said Trade Secret and Know-how.

     8.2 Without restricting the generality of the foregoing Sub-Licensee shall:

     (a) Limit any disclosure of said Trade Secret and said Know-how to only those of its employees and or consultants who have an actual need to know such Trade Secret or Know-how in the performance of their duties and of this Sub-License Agreement;

     (b) Keep all data and records concerning said Trade Secret and Know-how and all yeast embodying the Trade Secret secure against access by unauthorized personnel or third persons.

     (c) Return to License Holder or Sub-Licensor all data and records concerning said Trade Secret and Know how in such a manner as to preserve their secrecy upon termination of this Sub-License Agreement.

     (d) If required by License Holder or Sub-Licensor, Sub-Licensee shall obtain from each of its employees, agents, suppliers or contractors exposed to said Trade Secret and Know-how execution of a secrecy agreement, and shall diligently inform License Holder or Sub-Licensor of any breach of such secrecy agreement, of which it becomes aware, by any employee, agent, supplier or contractor.

     8.3  Sub-Licensee recognizes that License Holder or its grantees or
licensees possess valuable rights     in said Trade Secret and Know-how in
jurisdictions other than the Territory and that none of such rights in such other jurisdictions are sub-licensed to Sub-Licensee under this Sub-License Agreement or otherwise. In particular, Sub-Licensee covenants that it will refrain from infringing any Trade Secret or Know- how right in any such other jurisdiction.

     8.4 To preserve the integrity of License Holder's name and product, Sub-Licensee covenants that it will refrain from using said Trade Secret or any of said Know-how in the


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production or bottling of any beverage or other product which is not a Beverage within the definition of this Sub-License Agreement and which is not under said Trademark.

     8.5 Sub-Licensee's duty hereunder to preserve the secrecy and confidentiality of all material elements of said Trade Secret and Know-how and Sub- Licensee's duties and Sub-Licensor's rights under Section 8.2(d) shall survive any cessation of any sub-license herein granted and any termination of this Sub-License Agreement and shall endure until said Trade Secret has become a matter of general knowledge in the brewing trade, through no fault of Sub-Licensee.

     8.6 Sub-Licensee's obligations of secrecy hereunder shall not include or apply to any information which Sub-Licensee can demonstrate was published in open literature or otherwise publicly known without Sub-Licensee's knowledge or which was known to it prior to disclosure by License Holder or which becomes published or enters into the public domain through no act, omission or fault of Sub-Licensee or is disclosed to Sub-Licensee by a third party having a right to make such disclosure without an obligation of confidence.

     8.7 Sub-Licensee shall refrain from continuing to use or using said Trade Secret or any of said Know-how in the production, bottling, canning or kegging of any Beverage or other product after expiration of this Sub-License Agreement.

                         ARTICLE 9.  LEGAL REQUIREMENTS

     9.1 Sub-Licensee shall strictly observe and comply with all relevant laws and regulations to which it is subject concerning the Beverage and its raw materials, production, bottling, storage, transport, labeling, designation and/or the disposition of used bottles or other containers. In the event that the Beverage or any direction issued, or requirement made, in respect thereto by Sub-Licensor, or any label, designation or other information should fail to comply with or should be contrary to any relevant law or regulation, Sub-Licensee shall so inform Sub-Licensor, giving to Sub-Licensor, so far as Sub-Licensee is able to under applicable law or regulation, an opportunity to assist Sub-Licensee in bringing about compliance prior to exposure to damage, liability or penalty.

     9.2 Sub-Licensee shall have no claim against License Holder or Sub-Licensor for any loss, cost or expense including, without limitation, injury to or death of any person or persons arising in any manner out of any product liability claims which may be filed against Sub-Licensee or Sub-Licensor alleging any defect in the Beverage of any nature arising directly from Sub-Licensee's production of such Beverage.

     9.3 In the event Sub-Licensor is served with a notice of legal process or claims are made against it related to or arising from matters which are the subject matter of this Sub-License Agreement, Sub-Licensor shall notify Sub-Licensee of any such claims as soon as practicable but in no event later than fifteen (15) business days of receiving notification thereof and shall allow Sub-Licensee or its insurer, if any, the opportunity to assume direction and control of the defense and/or settlement of any such suit or claim, using counsel of Sub-Licensee's or its insurer's selection, which counsel shall be reasonably satisfactory to Sub-Licensor. Sub-Licensor shall use all reasonable efforts to cooperate with Sub-Licensee and its insurer in the disposition of any such claim or suit defended by Sub-Licensee or its insurer, if any, upon request and Sub-Licensee agrees to pay all reasonable and necessary fees and costs including attorneys fees reasonably incurred by Sub-Licensor in connection with the service of


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process and related litigation.  In the event Sub-Licensor experiences any increases in its general liability insurance premiums by reason of activities arising from or related to the subject matter of this Sub-License Agreement, Sub-Licensee shall, upon thirty (30) days written notice, pay the incremental difference of the License Holder's or Sub-Licensor's insurance premiums attributable to any claims arising from this Sub-License Agreement.

                            ARTICLE 10.  REMUNERATION

     10.1 In consideration of Sub-Licensor's granting Sub-Licensee the rights and sub-licenses hereunder, Sub-Licensee agrees to pay to Sub-Licensor, at the request of Sub-Licensor, an annual royalty fee as follows:
                            ------------------

          (3) On a proportional basis, for the respective share of the first 100,000 tonnes of the Beverage aggregately produced by Sub-Licensee and other permitted manufacturers in the Territory during a Yearly Period, Sub-Licensee shall pay Sub-Licensor a royalty of US$16.00 per tonne. The percentage of volume shared by Sub-Licensee in the annual production shall be regulated and allocated by the Marketing Company under the supervision and coordination of the Committee. For aggregate annual production of Beverage over 100,000 tonnes in a Yearly Period, Sub-Licensee shall pay, based on its proportional share in the total volume, a royalty of US$14.00 per tonne for all tonnes over 100,000.

                                       AND

          (4) (2) As and for additional consideration for the grant of the Sub-License hereunder, Sub-Licensee, together with other permitted manufacturers in the Territory, shall produce, on an aggregated basis, the minimum guaranteed tonnage and pay, on a proportional sharing basis, Sub-Licensor a minimum guaranteed annual royalty payment during the First Contractual Term of this Sub-License Agreement or on the Second and Third Contractual Terms as outlined below, in U.S. dollars. Sub-licensee represents and agrees that it will produce (together with other permitted manufacturers in the Territory) in accordance with the instruction and coordination of the Marketing Company and the Committee in order to achieve collectively, on an aggregated basis, the following annual minimum tonnages of the Beverage during the First Contractual Term hereof and each Contract Term:

          --------------------------------------------------------------
                 Contract Term              Minimum          Minimum
                 -------------              -------          -------
           On a proportional  sharing     Guaranteed       Guaranteed
           --------------------------     ----------       ----------
          basis in accordance with the  Annual Royalty   Annual Tonnage
          ----------------------------  --------------   --------------
          actual tonnages  assigned by      Payment          (MGAT)
          ----------------------------      -------          ------
              the Marketing Company         (MGARP)
              ---------------------         -------
          --------------------------------------------------------------

          Years 1 to and including 10   US $1,780,000            110,000
          First Contractual Term
          --------------------------------------------------------------

          Years 11 to and including 20  US $1,920,000            120,000
          --------------------------------------------------------------


          --------------------------------------------------------------
                 Contract Term              Minimum          Minimum
                 -------------              -------          -------
           On a proportional  sharing     Guaranteed       Guaranteed
           --------------------------     ----------       ----------
          basis in accordance with the  Annual Royalty   Annual Tonnage
          ----------------------------  --------------   --------------
          actual tonnages  assigned by      Payment          (MGAT)
          ----------------------------      -------          ------
              the Marketing Company         (MGARP)
              ---------------------         -------
          --------------------------------------------------------------
          Second Contractual Term
          --------------------------------------------------------------

          Years 21 to and including 30  US $2,060,000            130,000
          Third Contractual Term
          --------------------------------------------------------------



     10.2 All royalties payable by Sub-Licensee hereunder shall be in U.S. Dollars (less any sums collected by Sub-Licensee for and on behalf of any duly constituted governmental authority on account of taxes imposed on royalties generated by the activities contemplated by this Sub-License Agreement, provided that said taxes are imposed similarly on all other licensors similarly situated) and shall be payable quarterly, in arrears, within 30 days of the end of each calendar quarter in respect to which the payment is being made. Sub-Licensee shall pay collectively with other permitted manufacturers in the Territory, and on a proportional sharing basis, the balance of the Minimum Guaranteed Annual Royalty Payment in the fourth quarter of each calendar year in the event that the total actual royalty payments in the preceding three quarters when added to the fourth quarter of actual royalties paid to Sub-Licensor are less than the total Minimum Guaranteed Annual Royalty Payment (The True-up Quarter). If Sub-Licensee shall fail to pay any royalty deem to be shared by it when due and payable hereunder, Sub-Licensor shall be entitled to (i) a late fee payable upon demand equal to ten (10) percent of the amount due plus (ii) interest at the rate of 3 % over the LIBOR rate for the previous six (6) months on all amounts more than fifteen (15) days past due.

                             ARTICLE 11.  REPORTING
                             ----------------------

     11.1 Sub-Licensee shall communicate its quarterly production figures of the Beverage to Sub-Licensor irrespective of where the Beverage is manufactured, so as to be received by Sub-Licensor no later than prior to the end of the month following the quarter to which the figures pertain.

     11.2 Sub-Licensee shall furnish whatever additional information Sub-Licensor may reasonably request or prescribe from time to time to enable Sub-Licensor to ascertain compliance by Sub-Licensee of all material provisions of this Sub-License Agreement.

     11.3 Sub-Licensee shall keep complete and accurate records with respect to any and all Beverages produced, including any and all Beverages bottled, canned or kegged, and any and all Beverages sold to the Marketing Company. Sub-Licensor or License Holder shall have the right through its representatives to examine and audit, at reasonable times and intervals during business hours upon
reasonable notice, all such records and such other     records and accounts as
may under recognized international accounting practices containing information bearing upon the amount of the royalty payable by Sub-Licensee, and to make proper inspections or investigations in this respect. Sub-Licensee shall retain such records for a period of four (4) years from the date the record was first generated.

                                ARTICLE 12.  TERM

     12.1 Provided that Sub-Licensee together with other permitted manufacturers in the Territory, (i) has collectively manufactured during the first nine (9) years of the First Contractual Term 110,000 tonnes annually, and has paid aggregately the minimum guaranteed annual royalties of US$1,780,00, (ii) has paid all royalty payments when due, and (iii) as of the date that Sub-Licensee provides written notice to Sub-Licensor of its intent to renew the Sub-License Agreement, Sub-Licensee is not in breach of any of the provisions of this Sub-License Agreement, this Sub-License Agreement and the licenses granted hereunder shall be renewed for an additional term of ten (10) years (the "Second Contractual Term"), unless Sub-Licensee shall have delivered to Sub-Licensor written notice of intent to terminate not less than twelve (12) months prior to the expiration of the First Contractual Term.

     12.2 Provided that Sub-Licensee together with other permitted manufacturers in the Territory, (i) has collectively manufactured during the first nine (9) years of the Second Contractual Term 120,000 tonnes annually, and has paid aggregately the minimum guaranteed annual royalties of US$1,920,000, (ii) has paid all royalty payments when due and (iii) as of the date that Sub-Licensee provides written notice to Sub-Licensor of its intent to renew the Sub-License Agreement for another ten (10) year term, Sub-Licensee is not in breach of any of the provisions of this Sub-License Agreement, this Sub-License Agreement and the licenses granted hereunder shall be renewed for an additional term of ten
(10) years (the "Third Contractual Term") unless Sub-Licensee shall have delivered to Sub-Licensor written notice of intent to terminate not less than twelve (12) months prior to the expiration of the Second Contractual Term.

     12.3 Sub-Licensee may exercise the rights granted to it under Sections 12.1 and 12.2 above if at the time of the exercise of the rights it has cured all of the outstanding breaches, if any, under this Sub-License Agreement.

     12.4 Notwithstanding the provisions as set forth in Sections 12.1 to 12.3 above, renewal of this Sub-License Agreement will rest with the fact that Sub-Licensor is successful in renewing its Manufacturing License Agreement with the License Holder with no material changes to any of the terms and conditions.

                            ARTICLE 13.  TERMINATION

     13.1 Sub-Licensor has the right to terminate or elect not to renew this Sub-License Agreement, but shall not be obligated to terminate this Sub-License Agreement or elect not to renew this Sub-License Agreement, if Sub-Licensee together with other permitted manufacturers in the Territory fail to produce collectively (and the Marketing Company fails to sell) the Minimum Guaranteed Annual Tonnage (MGAT), as specified in Section 10.1 (1) above in any two (2) consecutive years, commencing with Year 1 of the First Contractual Term. If License Holder elects to terminate the Manufacturing License Agreement with Sub-Licensor because of failure to produce and sell MGAT, then Sub-Licensor will have no choice but to terminate this Sub-License Agreement because of the same reason. Sub-Licensor, upon receipt of written notice from License Holder, shall give the same written notice of termination to Sub-Licensee together with other licensed manufacturers in the Territory, and Sub-Licensee shall pay the MGARP prorated to the date of notice of termination.

     13.2 If either party to this Sub-License Agreement shall fail to fulfill one or more of its material obligations under this Sub-License Agreement, including Sub-Licensee's failure to pay the royalties when due, the other party, if not itself in default or on notice regarding breach of a material obligation, in addition to and/or independently of any other remedies that it may have, may at any time terminate this Sub-License Agreement, by not less than sixty (60) days written notice ("Cure Notice") in any case specifying the breach, unless within such sixty (60) day cure period all breaches specified in the notice shall have been remedied. This Sub-License Agreement shall terminate upon the expiration of the cure period if the party as to whom the Cure Notice was addressed failed to cure the defaults specified in the Cure Notice.

     13.3 In the event Sub-Licensee is adjudicated a bankrupt, or a receiver of Sub-Licensee is appointed and qualifies, or Sub-Licensee is admitted to the benefits of any other court procedure for the settlement of debts, Sub-Licensor may (in addition to all other rights and remedies it may have) terminate this Sub-License Agreement and all of its further obligations hereunder, by giving ten (10) days advance notice in writing to Sub-Licensee or its representative.

     13.4 In the event of the direct or indirect acquisition of more than fifty percent (50%) of the voting rights in Sub-Licensee ("Voting Rights Acquisition") by any person, company, partnership or entity unaffiliated with Sub-Licensee without the prior written approval of Sub-Licensor, which approval shall not be unreasonably withheld or delayed, Sub-Licensor shall have the right to terminate this Sub-License Agreement by giving (60) days advance notice in writing to Sub-Licensee. Sub-Licensee shall give written notice to Sub-Licensor of any such proposed Voting Rights Acquisition, providing sufficient details so that Sub-Licensor may satisfy itself that the rights of Sub-Licensor hereunder, specifically that the payment of royalties by Sub-Licensee to Sub-Licensor hereunder, will not be materially jeopardized as a consequence thereof. For the purposes of this Section 13.4, it shall be reasonable for Sub-Licensor to withhold its approval to such Voting Rights Acquisition if, and only if, following its review of any such Voting Rights Acquisition, Sub-Licensor, acting reasonably and in good faith, reaches a conclusion, as shown by documentation or other evidence sufficient to establish or support such a conclusion, that the payment of royalties by Sub-Licensee, following any such acquisition, will be materially jeopardized and prevent it from meeting its obligations under this Sub-License Agreement.

     13.5 In the event Sub-Licensee shall collude with another to infringe any Trademark, Trade Secret, or trade dress, licensed herein or shall knowingly derive any benefit from another's infringement or dilution of any Trademark, Trade Secret, or trade dress licensed herein or from another's act of unfair competition with respect to the Beverage, Sub-Licensor, in addition to any other legal remedies, shall have the option to terminate this Sub-License Agreement upon thirty (30) days written notice.

     13.6 Sub-Licensee's breach of any of the provisions of Article 6 of this Sub-License Agreement shall constitute grounds for termination of the Sub-License Agreement upon sixty (60) days written notice.

     13.7 The early termination of this Sub-License Agreement pursuant to this
Article 13 shall not affect any accrued rights or obligations of the parties hereto as of the effective date of such termination, including any accrued MGARP owed by Sub-Licensee to Sub-Licensor hereunder, nor shall it affect any rights or obligations of the parties under this Sub-License

Agreement which are intended by the parties and agreed herein by them to survive any such termination, especially the secrecy provisions of Article 8 above.

     13.8 In the event that License Holder terminates the Manufacturing License Agreement with Sub-Licensor due to any legitimate or other reasons pursuant to the clause of the said Agreement, Sub-Licensor shall have the same right to terminate Sub-License Agreement with Sub-Licensee, although Sub-Licensor will do its utmost to prevent such event from happening. In any case, Sub-Licensee shall have no right of claim against Sub-Licensor for any possible losses caused by such termination.

                     ARTICLE 14.  SUB-LICENSOR UNDERTAKINGS

     14.1 Sub-Licensor represents and warrants as follows:

     (a) Sub-Licensor is the exclusive licensee of the Trademarks, the Trade Secret, the Know- how, and all rights related to any of them in the Territory; Sub-Licensor possesses protection of said registered Trademarks, Trade Secret, Know how and said Trademarks, Trade Secret and Know-how are valid and enforceable and in good standing, and Sub-Licensor has the sole right to use the Trademarks, Trade Secret and Know-how in the Territory, subject to the licenses, sub-licenses or other rights granted to others to use same in areas outside the Territory;

     (b) Sub-Licensor has the right, power and authority to enter into this Sub-License Agreement and to grant to Sub-Licensee the licenses and rights purported to be granted to Sub-Licensee hereunder and Sub-Licensee, except as otherwise limited hereunder, shall be vested with all right and authority to enjoy the unfettered use of the Trademarks, the Trade Secret and the Know-how. Sub-Licensor shall take all necessary action to preserve and maintain its rights in the Trademarks, the Trade Secret and the Know-how as granted by the License Holder;

     (c) The Trademarks have been registered by License Holder with the Chinese Trade-marks Office. Sub-Licensor will refrain from any acts, conduct or omissions which would jeopardize the maintenance of such registrations in full force and effect during the term of this Sub-License Agreement or so long as permitted by applicable law, whichever is shorter;

     (d) Sub-Licensor has no present knowledge of any patent, copyright, trademark, trade secret or license of other property right of any other person or firm, which would be infringed by the grant of this sub-license. Sub-Licensor has the representations and warranties given by License Holder hereunder that the Trademarks or any ideas, designs or suggestions given to Sub-Licensor and hereby sub-licensed to Sub-Licensee, will not infringe the commercial or industrial property rights of third parties in the Territory; and

     (e)  Sub-Licensee shall promptly send written notice to Sub-Licensor of any
trademark infringements which come to its attention.   Such notice shall specify
the facts available to Sub-Licensee of the alleged infringement or other unfair competition and such other evidence as Sub-Licensee is able to supply.

     14.2 Subject to Sub-Licensor's prior written notice, Sub-Licensee shall have the right, in its discretion, to commence proceedings or undertake any action to challenge, oppose and litigate all unauthorized uses or attempted uses by others, or any uses which constitute passing off or infringement of the Trademarks or the Trade Secret, the Know-how or any and all licenses granted hereunder to Sub-Licensee, or to take such other steps or proceedings as may be considered necessary by it in order to terminate any such unauthorized, infringing or improper use of the Trademarks, the Trade Secret and/or the Know-how by others. In the event that Sub-Licensee does commence proceedings or undertake any action to challenge, oppose or litigate, as aforesaid, Sub-Licensor, at no cost to Sub-Licensor, shall fully cooperate with Sub-Licensee and execute any and all documents and do such acts and things as in the reasonable opinion of Sub-Licensee may be necessary. Notwithstanding the foregoing, at the request of Sub-Licensee, Sub-Licensor shall at Sub-Licensee's expense diligently challenge, oppose or prosecute any person or firm who unlawfully or improperly makes or attempts to make such unauthorized use of the Trademarks, Trade Secret or Know-how, in the event Sub-Licensee's production of the Beverage is materially impaired by that unauthorized use.

                 ARTICLE 15.  CONFIDENTIALITY AND PUBLIC NOTICES

     Except as may be required by applicable law (including, without limitation, applicable securities laws and regulations and the rules and regulations of any stock exchange or market on which either Sub-Licensor's or Sub-Licensee's securities are listed directly or indirectly), the parties shall keep the existence and contents of this Sub-License Agreement strictly confidential. All public notices to third parties, including the press and employees of Sub-Licensor and Sub-Licensee, and all other publicity concerning the transactions contemplated by this Sub-License Agreement shall be jointly planned, coordinated and agreed upon in advance by Sub-Licensor and Sub-Licensee.

                           ARTICLE 16.  MISCELLANEOUS

     16.1 In the event that any provision, term, condition or object of this Sub-License Agreement may be in conflict with any law, measure, ruling, court judgment (by consent or otherwise), or regulation of the government of China or of any political subdivision thereof, and the legal counsel of either party shall advise that in their considered opinion such conflict, or a reasonable possibility of such conflict exists, then either party may propose to the other appropriate modifications of the allegedly offending provision, term, condition or object to avoid such conflict. In such case, if an agreement or modification is not reached within sixty (60) days, the offending provision, term, condition or object shall be cancelled, but the remaining part of this Sub-License Agreement shall be preserved to the fullest possible extent, if this can be done without frustration of the purpose of this Sub-License Agreement, giving due consideration to all lawful provisions, terms conditions and objects of this Sub-License Agreement.

     16.2 It is the intent of the parties that the preceding Section 16.1 and any other part of this Sub-License Agreement shall be governed by the principle of severability permitting invalidation of any provision, term, clause or section for illegality without impairment of the lawful remainder of this Sub-License Agreement which shall remain in full force and effect.

     16.3 Nothing in this Sub-License Agreement shall be construed to permit or entitle Sub-Licensee to use said Trademarks, any subsisting Trade Secret, any confidential Know-how, any trade dress, any get-up or any notice referring to Sub-Licensor or License Holder, beyond the termination of this Sub-License Agreement or of the particular Trademark or Trade Secret license. Sub-Licensee shall cease production of the Beverage promptly after such termination or notice of termination.

     16.4 The waiver by either party of any right or the failure by either party to exercise any power hereunder shall not be deemed as a waiver of any other right or power of such party hereunder whether of a similar nature or otherwise.

     16.5 Sub-Licensor and Sub-Licensee have no intent to establish by this Sub-License Agreement or otherwise any agency, partnership, joint-ventureship, or other affiliation. Neither party shall make any representation or engage in any conduct contrary to this fact.

     16.6 This Sub-License Agreement sets forth the entire understanding of the parties as to the subject matter of this Sub-License Agreement and merges all prior discussions between them. Neither of the parties shall be bound by any condition, definition, warranty or representation with respect to the subject matter of this Sub-License Agreement, other than as expressly provided in this
Sub-License Agreement or as duly set forth subsequent to      the date hereof in
a writing signed by a duly authorized representative of the party to be bound thereby.

     16.7 Each party shall on such terms as are compatible with the tenor and provisions of this Sub-License Agreement be excused for temporary interruptions in its performance due to strikes, or other labor difficulties, fire, explosion, similar casualty, riots, civil disturbances, acts of terrorism, or an act of God, or any other event or occurrence not enumerated herein which is beyond the control of the party seeking to be excused, provided the excused party shall in writing notify the other party immediately of the particular interruption and its cause and shall immediately and continuously exercise best efforts to remedy the interruption as promptly as possible.

     16.8 Unless otherwise provided herein, all notices required hereunder to be given by either party to the other shall be in writing and shall be given by telecopier and regular mail, postage prepaid, or overnight delivery addressed to the party upon which such notice is directed at the addresses set forth below, or to such changed address as may be specified from time to time in writing by either party. Notices sent via registered mail shall be deemed received ten (10) business days after mailing and if via overnight delivery, shall be deemed received on the second business day after mailing.

Sub-Licensor:  INNO UP LIMITED

               Attn: President and CEO
               23/F, Hang Seng Causeway Bay Building
               28 Yee Wo Street
               Causeway Bay, Hong Kong
               Telecopier No. 852- 2866 7409

Sub-Licensee:  Zhaoqing Blue Ribbon Brewery High Worth Limited
               Duanzhou Ba Lu
               Zhaoqing, Guangdong 526020
               People's Republic of China

     16.9 Any provision to this Sub-License Agreement to the contrary notwithstanding, it is expressly acknowledged and agreed by both Sub-Licensee and Sub-Licensor that this Sub-License Agreement may not be assigned by Sub-Licensee without the prior written consent of the Sub-Licensor, which consent shall not be unreasonably withheld. Subject to the foregoing, this Sub-License Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     16.10 The parties hereto shall execute and deliver such further documents and assurances and do such further acts and things as may be required to give full effect to the provisions of this Sub-License Agreement.

     16.11 This Sub-License Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except by written agreement executed by the parties hereto.

     16.12 In any interpretation of this Sub-License Agreement, it shall be deemed that the Sub-License Agreement has been made jointly by the parties, and no ambiguities shall be construed or resolved against either party on the premise or presumption that such party was responsible for drafting this Sub-License Agreement.

     16.13 The general representations and warranties made hereto by the parties shall survive the execution date of this Sub-License Agreement, and the secrecy provisions shall survive the termination or expiration of this Sub-License Agreement.

     16.14 Sub-Licensee acknowledges and agrees that an infringement or misuse of the Trademark, Tradename, Know-how or trade dress in violation of this Sub-License Agreement would cause irreparable harm to Sub-Licensee that could not be adequately redressed by payment of monetary damages. Accordingly, Sub-Licensee hereby agrees that, in the event of such violation, injunctive relief may be obtained against it in order to accomplish certain affirmative actions or cease and desist from certain actions.

     16.15 All disputes arising in connection with this Sub-License Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a single arbitrator. The place of arbitration shall be Guangzhou, People's Republic of China. The English language or a Chinese translation can be used for all proceedings and documents presented during arbitration.

                           ARTICLE 17.  APPLICABLE LAW

     The making, interpretation, construction, performance and enforcement of this Sub-License Agreement shall be governed by the substantive and procedural internal law of the People's Republic of China.

           ARTICLE 18.  MATTERS RELATING TO RIGHTS OF FIRST DISCUSSION

     18.1 Right of First Discussion-Expanded Territory. During the term of this Sub-License Agreement and any extensions thereof, Sub-Licensor, if granted by the License Holder to introduce the Beverage in the Expanded Territory, may engage in a discussion with Sub-Licensee regarding manufacturing rights for Beverage in Indonesia, Singapore, Malaysia, North Korea, Thailand, Cambodia, Burma, Taiwan, Vietnam and the Philippines (the "Expanded Territory") but Sub-Licensor will participate in such a discussion only if Sub-Licensee is not otherwise in breach of this Sub-License Agreement and is current in the payment of the MGARP at the time such discussions may occur, it being understood that Sub-Licensor has no obligation to engage in such discussions nor to grant such Expanded Territory to Sub-Licensee.

     18.2 Right of First Discussion-Expanded Beverages. In the event that Sub-Licensor is granted the distribution and manufacturing rights to the Olympia label in the Territory, Sub-Licensor and Sub-Licensee may engage in such discussions if Sub-Licensee is not otherwise in breach of this Sub-License Agreement and is current in the payment of the MGARP at the time such discussions may occur.

     18.3 Right of First Discussion-Extended Term.   If, not less than 12 months
prior to the expiration of the Third Contractual Term, Sub-Licensee provides written notice to Sub-Licensor that Sub-Licensee is interested in extending the term of this Sub-License Agreement and if Sub-Licensor is granted the same extended term by License Holder, and Sub-Licensee is otherwise in compliance with the terms of the Sub-License Agreement, then Sub-Licensor and Sub-Licensee shall engage in discussions to extend this Sub-License Agreement beyond the Third Contractual Term, it being understood that Sub-Licensor has no obligation to grant an extension to Sub-Licensee beyond the Third Contractual Term.

                     ARTICLE 19.  CONDITION TO EFFECTIVENESS

     This Sub-License Agreement shall not become effective until the Manufacturing License Agreement signed between Sub-Licensor and License Holder becomes effective.

IN WITNESS WHEREOF the parties have executed this Sub-License Agreement.

FOR SUB-LICENSOR:

INNO UP LIMITED


By:  ___________________________________
     Michael Xiao ZHENG
     Director


FOR SUB-LICENSEE:

ZHAOQING BLUE RIBBON BREWERY HIGH WORTH LIMITED


By: __________________________________
     Jian-sheng LAI
     Director

                                    EXHIBIT A
                                    ---------

                  BLUE RIBBON BEER COMMITTEE (THE "COMMITTEE")


1.   COMPOSITION

1.1  The Committee shall consist of the followings:

     Position       Appointed By
     --------       ------------
     Chairman       Sub-Licensor  - Inno Up Limited
     Vice-Chairman  Sub-Licensor  - Inno Up Limited
     Member         Sub-Licensee  - Blue Ribbon Beer Marketing Company Ltd
     Member         Sub-Licensee  - Zhaoqing Blue Ribbon Brewery Limited
     Member         Sub-Licensee  - Zhaoqing Blue Ribbon Brewery High Worth Limited

1.2 The composition of the Committee shall be adjusted in accordance with the change in number of Sub-Licensees and as when necessary.

1.3  The Chairman's decision shall be final for any unresolved disputes.

1.4 A Secretary shall be appointed by the Chairman. Committee meetings shall be held monthly or at any other interval deemed appropriate.

1.5  Proper minutes and records of meetings shall be kept by the Secretary.

2.   FUNCTIONS

2.1 The Committee shall discuss and fix the ex-factory and market selling price of the Beverage. All members shall adhere to the decision made by the Committee for the purpose of protecting the interests of all parties.

2.2 The Committee shall also regulate the proportion of tonnage of the Beverage to be produced by breweries of all Sub-Licensees in order to fulfill the minimum guaranteed annual tonnage; and to coordinate the payment of the annual royalty to the License Holder as well as the fulfillment of the minimum guaranteed annual royalty payment.

2.3 The Committee is given the authorities to monitor and supervise all Sub-Licensees to comply with the terms and conditions stipulated in any Sub-License Agreements and to apply cautiously the Trade Secret and Know-how governing the production of the Beverage.

2.4 The Committee will also discuss any other matters related to the business of the Beverage for common interests.

2.5 Members shall pay to Sub-Licensor an initial joining fee of RMB2 million as a sub-license administrative levy.

2.6 Members shall also contribute an annual fee of HK$500,000 to the Committee for supporting the ongoing activities of the Committee, including the annual meeting with

     License Holder. The annual fee shall be managed by Sub-Licensor on behalf of the Committee.

3.   OTHERS

3.1 When the Minimum Guaranteed Annual Tonnage and Annual Royalty Payment are not met, the Committee shall decide on the portion of the shortfall to be borne by each of the Sub-Licensees